JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this "Agreement") is made and entered into as of the 16th day of December, 2004, by and among KOYAH LEVERAGE PARTNERS, L.P., a Delaware limited partnership ("KLP"), KOYAH PARTNERS, L.P., a Delaware limited partnership ("KP") (KLP and KP are sometimes collectively referred to as "Koyah"), and KOYAH MICROCAP PARTNERS MASTER FUND, L.P., a Cayman Islands limited partnership ("Microcap").

WITNESSETH:

WHEREAS, in connection with certain loans made to Aura Systems, Inc., a Delaware corporation (the "Company"), Koyah, Edgar Appleby, an individual ("Appleby"), Prudent Bear Fund, Inc., a Maryland corporation ("Prudent Bear"), and the Company entered into an Intercreditor Agreement dated as of January 19, 2004 (as supplemented or amended, the "Intercreditor Agreement");

WHEREAS, in connection with certain loans made to the Company, Raven Partners, L.P., a Delaware limited partnership ("Raven"), and Koyah Ventures LLC, a Delaware limited liability company ("Ventures"), were added as parties to the Intercreditor Agreement pursuant to a Joinder Agreement dated as of June 14, 2004;

WHEREAS, in connection with the Amendment and Conversion Agreement dated as of August 19, 2004, (i) Appleby and Prudent Bear converted all of their loans into equity and ceased to be parties to the Intercreditor Agreement and (ii) KLP, KP, Raven and Ventures converted part of their loans into equity and remained parties to the Intercreditor Agreement;

WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to them in the Intercreditor Agreement;

WHEREAS, in connection with the Koyah Loans, the Company and Koyah entered into the Koyah Transaction Documents;

WHEREAS, in connection with the Raven Loans, the Company and Raven entered into the Raven Transaction Documents;

WHEREAS, in connection with the Ventures Loans, the Company and Ventures entered into the Ventures Transaction Documents;

WHEREAS, (i) KLP and KP were granted senior first-priority security interests in the Collateral pursuant to their respective Transaction Documents and (ii) Raven and Ventures were subsequently granted junior, second-priority security interests in the Collateral pursuant to their respective Transaction Documents.

WHEREAS, pursuant to the Intercreditor Agreement, Koyah, Raven and Ventures among other things:

    agreed the priority of the security interests in the Collateral granted to Koyah, Raven and Ventures as well as any other New Lender pursuant to their respective Transaction Documents would be co-equal;

    agreed to share the Collateral on a pooled basis, to the extent of the amount of the Credit Obligations, for the ratable benefit of Koyah, Raven and Ventures as well as any other New Lender in accordance with their pro rata share of the Credit Obligations, on the terms and conditions set forth therein;

    appointed KLP as Collateral Agent to hold and administer the Koyah Transaction Documents, the Raven Transaction Documents and the Ventures Transaction Documents as well as the Transaction Documents of any other New Lender, and the Collateral for their ratable benefit, on the terms and conditions set forth therein;

    allocated, as between themselves, their relative rights in respect of the Collateral and agreed between themselves on certain other arrangements in connection with the Koyah Loans, the Raven Loans and the Ventures Loans as well as the Loans of any other New Lender, on the terms and conditions set forth therein; and

    agreed that in the event the Company needed additional funding above and beyond the Koyah Loans, the Raven Loans and the Ventures Loans, additional individuals or entities making loans to the Company could join in the Intercreditor Agreement and be added as additional New Lenders thereunder, on the terms and conditions set forth therein;

WHEREAS, in connection with optional advances that may be made by Microcap to the Company, (i) the Company and Microcap are entering into an Agreement dated as of the date hereof (the "Microcap Agreement"), (ii) the Company is executing in favor of Microcap a Convertible Promissory Note dated as of the date hereof in the maximum principal amount of $220,000 (the "Microcap Note"), (iii) the Company is executing in favor of Microcap a Security Agreement dated as of the date hereof granting Microcap a junior, third-priority security interest in certain personal property collateral (the "Microcap Security Agreement") and (iv) the Company is executing in favor of Microcap a Stock Pledge Agreement dated as of the date hereof granting Microcap a junior, third-priority security interest in certain stock collateral (the "Microcap Stock Pledge Agreement") (the Microcap Agreement, the Microcap Note, the Microcap Security Agreement and the Microcap Stock Pledge Agreement are sometimes collectively referred to as the "Microcap Transaction Documents");

WHEREAS, Microcap wishes to join in the Intercreditor Agreement and be added as an additional New Lender thereunder, and Koyah, as the Majority In Interest under the Intercreditor Agreement, is willing to consent to Microcap joining in the Intercreditor Agreement and being added as an additional New Lender thereunder, on the terms and conditions set forth therein and herein.

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in accordance with the terms of the Intercreditor Agreement:

  Approval of the Majority In Interest.

  Pursuant to Section 6 of the Intercreditor Agreement, Koyah, as the Majority In Interest under the Intercreditor Agreement, hereby approves:

    Microcap as an additional New Lender under the Intercreditor Agreement;

    The loans to be made by Microcap to the Company (the "Microcap Loans"), in a principal amount not to exceed $450,000 or such greater amount as may be approved by KLP and KP pursuant to Section 4(g) of the Intercreditor Agreement; and

    The Microcap Transaction Documents in the forms provided to Koyah and the form and substance thereof.

  Joinder Agreements.

  Pursuant to Section 6 of the Intercreditor Agreement and subject to satisfaction of any conditions precedent to the effectiveness of this Agreement, Koyah, as the Majority In Interest under the Intercreditor Agreement, and Microcap, as an additional New Lender under the Intercreditor Agreement, hereby agree:

    Microcap joins in and shall be an additional New Lender under the Intercreditor Agreement, with all of the rights and obligations of a New Lender thereunder and with all references in the Intercreditor Agreement to a New Lender also referring to Microcap, and Microcap shall be bound by all of the terms and conditions of, and shall fully and faithfully comply with all of the obligations of a New Lender under, the Intercreditor Agreement.

    Among other obligations of a New Lender under the Intercreditor Agreement, Microcap shall not amend, supplement, restate or replace (including an increase or decrease in the principal amount thereof), waive the terms of, or otherwise modify the Microcap Transaction Documents without the written approval of KLP and KP; provided, however, that KLP and KP hereby grant prior approval for any amendment of the Microcap Transaction Documents to increase the maximum amount of the Microcap Loan to $450,000 (the maximum amount referred to in Section 1(b) above).

    The name and address of Microcap is:

    Koyah Microcap Partners Master Fund, L.P.

    601 W. Main, Suite 600

    Spokane, WA 99201

    Attn: Robert Law

    Fax: 509-623-0588

    As used in the Intercreditor Agreement, the term "New Lender" shall hereafter mean and include Raven, Ventures and Microcap, in addition to any additional New Lender who may be added to the Intercreditor Agreement pursuant to Section 6 thereof, as specified in another Joinder Agreement. Without limiting the generality of the forgoing, as used in the Intercreditor Agreement (i) the term "New Lender Agreements" shall hereafter mean and include the Raven Agreement, the Ventures Agreement and the Microcap Agreement; (ii) the term "New Lender Notes" shall hereafter mean and include the Raven Note, the Ventures Note and the Microcap Note; (iii) the term "New Lender Security Agreements" shall hereafter mean and include the Raven Security Agreement, the Ventures Security Agreement and the Microcap Security Agreement; (iv) the term "New Lender Stock Pledge Agreements" shall hereafter mean and include the Raven Stock Pledge Agreement, the Ventures Stock Pledge Agreement and the Microcap Stock Pledge Agreement; (v) the term "New Lender Transaction Documents" shall hereafter mean and include the Raven Transaction Documents, the Ventures Transaction Documents and the Microcap Transaction Documents; and (vi) the term "New Lender Loans" shall hereafter mean and include the Raven Loans, the Ventures Loans and the Microcap Loans. In addition, the following terms used in the Intercreditor Agreement shall hereafter mean and include:

  "Credit Obligations" means all outstanding and unpaid obligations of every nature of the Company (i) to Koyah under the Koyah Transaction Documents and the Koyah Loans, as the same may be modified in accordance with Section 4(g), whether now existing or hereafter incurred and without any limit on the current or future principal amount thereof, (ii) to Raven under the Raven Transaction Documents and the Raven Loans, but only up to a limit on the current and future principal amount thereof of $100,000 (after giving effect to the partial conversions referred to above) unless a greater amount is approved by KLP and KP, as (but only to the extent) the same may be modified in accordance with Section 4(g), (iii) to Ventures under the Ventures Transaction Documents and the Ventures Loans, but only up to a limit on the current and future principal amount thereof of $350,000 (after giving effect to the partial conversions referred to above) unless a greater amount is approved by KLP and KP, as (but only to the extent) the same may be modified in accordance with Section 4(g), (iv) to Microcap under the Microcap Transaction Documents and the Microcap Loan, but only up to a limit on the current and future principal amount thereof of $450,000 unless a greater amount is approved by KLP and KP pursuant to Section 4(g), as (but only to the extent) the same may be modified in accordance with Section 4(g); and (v) to any additional New Lender who may be added to the Intercreditor Agreement pursuant to Section 6 thereof, as specified in another Joinder Agreement.

  "Loans" means (i) the Koyah Loans, (ii) the Raven Loans, (iii) the Ventures Loans, (iv) the Microcap Loans and (v) the Loan(s) of any additional New Lender who may be added to the Intercreditor Agreement pursuant to Section 6 thereof, as specified in another Joinder Agreement.

  "Notes" means (i) the Koyah Notes, (ii) the Raven Note, (iii) the Ventures Note, (iv) the Microcap Note and (v) the Note(s) of any additional New Lender who may be added to the Intercreditor Agreement pursuant to Section 6 thereof, as specified in another Joinder Agreement.

  "Transaction Documents" means (i) the Koyah Transaction Documents, (ii) the Raven Transaction Documents, (iii) the Ventures Transaction Documents, (iv) the Microcap Transaction Documents and (v) the Transaction Documents(s) of any additional New Lender who may be added to the Intercreditor Agreement pursuant to Section 6 thereof, as specified in another Joinder Agreement.

  Effectiveness.

  The effectiveness of this Agreement is conditioned upon Microcap completing and funding at least $200,000 principal amount of the Microcap Loans not later than December 31, 2004 under the Microcap Transaction Documents, which shall be in form and substance acceptable to KLP and KP.

  Notice of Joinder Agreement.

  Koyah, as the Majority In Interest under the Intercreditor Agreement, and Microcap, as an additional New Lender under the Intercreditor Agreement, shall promptly notify the Company and the other Lenders by sending them a copy of this Agreement.

  Miscellaneous.

    Microcap acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender or the reputation or involvement of the Collateral Agent or any other Lender and based upon such documents and information as it has deemed appropriate, made its own credit and/or investment analysis and decisions in connection with entering into its Transaction Documents or this Agreement. Microcap also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit and/or investment decisions in connection with taking or not taking action under its Transaction Documents, this Agreement or any other agreement to which it is a party with respect to the Company.

    Each party hereto agrees to do such further acts and things and to execute and deliver such additional agreements, powers and instruments as any other party to this Agreement or the Intercreditor Agreement may reasonably request to effect the terms, provisions and purposes hereof or thereof or to better assure and confirm unto such other party hereto its respective rights, powers and remedies hereunder or thereunder.

    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing such counterpart. A facsimile copy of the signature of any party on any counterpart shall be effective as the signature of the party executing such counterpart for purposes of effectiveness of this Agreement.

    In case any provision or obligation under this Agreement or the Intercreditor Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provisions or obligations in any other jurisdiction, shall not in any way be affected or impaired.

    The Agreement, together with the Intercreditor Agreement, shall be governed by and construed and interpreted in accordance with the law of the State of Washington, without regard to that state's conflict of laws principles. All disputes between the parties to this Agreement or the Intercreditor Agreement, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Spokane, Washington, and the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non-conveniens. Notwithstanding the foregoing, any party obtaining any order or judgment in any of the above referenced courts may bring an action in a court in another jurisdiction in order to enforce such order or judgment.

    This Agreement supplements and forms a part of the Intercreditor Agreement. This Agreement, together with the Intercreditor Agreement, constitutes the entire agreement of the parties concerning the subject matter hereof, all prior discussions, proposals, negotiations and understandings having been merged herein.

    This Agreement, together with the Intercreditor Agreement, shall inure to the benefit of and be binding upon the successors and assigns the Lenders and shall be binding upon the successors and assigns of the Company. Nothing in this Agreement or the Intercreditor Agreement, express or implied, is intended to confer upon the Company or any party other than the parties hereto or thereto or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement or the Intercreditor Agreement, except as may be expressly provided in this Agreement or the Intercreditor Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by its duly authorized officer or officers as of the day and year first above written.

KLP: KOYAH LEVERAGE PARTNERS, L.P. By: Koyah Ventures LLC, its general partner By: Name: Title: Address: 601 W. Main, Suite 600 Spokane, WA 99201 Attn: Robert Law Fax: 509-623-0588	KP: KOYAH PARTNERS, L.P. By: Koyah Ventures LLC, its general partner By: Name: Title: Address: 601 W. Main, Suite 600 Spokane, WA 99201 Attn: Robert Law Fax: 509-623-0588
Microcap: KOYAH MICROCAP PARTNERS MASTER FUND, L.P. By: Koyah Ventures LLC, its general partner By: Name: Title: Address: 601 W. Main, Suite 600 Spokane, WA 99201 Attn: Robert Law Fax: 509-623-0588

[Signature page to Joinder Agreement]

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